Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation
Altivity Packaging Grupo, S. de R.L. de C.V.	Mexico
Altivity Packaging Servicios, S. de R.L. de C.V.	Mexico
A&R Carton Holding B.V.	Netherlands
A&R Carton B.V.	Netherlands
A&R Carton Real Estate & Finance B.V.	Netherlands
A&R Carton Breman GmbH	Germany
Bluegrass Container Canada Holdings, LLC	Delaware
Bluegrass Labels Company, LLC	Delaware
Contego Packaging Holdings, Ltd.	UK
Contego Packaging, Ltd.	UK
Storey Evans Holdings, Ltd.	UK
Contego Packaging Europe B.V.	Netherlands
Field Container Queretaro (USA), L.L.C.	Delaware
Golden Equities, Inc.	Colorado
Golden Technologies Company, Inc.	Colorado
Graphic Flexible Packaging, LLC	Delaware
Graphic Hung Hing Packaging (Shangai) Co., Ltd.	China
Graphic Packaging Corporation	Delaware
Graphic Packaging Flexible Canada Inc.	Canada
Graphic Packaging Flexible Holdings, LLC	Delaware
Graphic Packaging Holding Company	Delaware
Graphic Packaging International (Cyprus) Limited	Cyprus
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Canada Corporation	Canada
Graphic Packaging International do Brasil — Embalagens Ltda.	Brazil
Graphic Packaging International Enterprises, Inc.	Delaware
Graphic Packaging International Europe S.A.	Belgium
Graphic Packaging International France	France
Graphic Packaging International GmbH	Germany
Graphic Packaging International Holding Company	Delaware
Graphic Packaging International Holding Sweden AB	Sweden
Graphic Packaging International Japan Ltd.	Japan
Graphic Packaging International Limited	UK
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International Operatora, S. de R.L. de C.V.	Mexico
Graphic Packaging International Philanthropic Fund	Delaware
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging International, Inc.	Delaware
Handschy Holdings, LLC	Delaware
Handschy Industries, LLC	Delaware
Kalamazoo Valley Group Partnership	Michigan(1)
New Materials Limited	UK
PrinTech Systems B.V.	Netherlands
Rengo Riverwood Packaging, Ltd.	Japan
Riverdale Industries, LLC	Delaware
Riverwood International Pension Trustee Company Limited	UK
Slevin South Company	Arkansas

(1)	Jurisdiction of partnership.